Exhibit 99.1

PROLOGIS™

Earnings Release and Supplemental Information

Unaudited

Third Quarter 2011 • October 26, 2011

Overview
Press Release	3
Highlights
Company Profile	6
Financial Statements
Balance Sheets	8
Consolidated Statements of Operations	9
Consolidated Statements of Funds From Operations (FFO)	10
Reconciliations of Net Earnings (Loss) to FFO	11
EBITDA Reconciliation	12
Operations Overview
Operating Portfolio – Owned and Managed	13
Operating Portfolio – Prologis Share	14
Operating Metrics	15
Customer Information	16
Capital Deployment
Building Acquisitions	17
Building Dispositions	18
Development Starts	19
Development Portfolio	20
Land Portfolio – Owned and Managed	21
Private Capital
Detail Fund Information	23
Fund Operating and Balance Sheet Information	24
Capitalization
Debt and Equity Summary	25
Debt Covenants and Other Metrics	26
Assets Under Management	27
Net Asset Value
Components	28
Notes and Definitions	30

Prologis, Inc. Announces Third Quarter 2011 Earnings Results
- Strategic Business Priorities Ahead of Plan -
- Solid Leasing Across All Regions -
- Company Increases Core FFO and Disposition Guidance -

SAN FRANCISCO, October 26, 2011 — Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today reported results for the third quarter of 2011.
On June 3, 2011, AMB Property Corporation and ProLogis completed their merger and became Prologis, Inc. Under the structure of the merger, AMB Property Corporation was the legal acquirer and ProLogis was the accounting acquirer. Financial results for the third quarter 2011 represent the performance of the combined company whereas financial results for the third quarter of 2010 reflect stand-alone legacy ProLogis and therefore are not directly comparable.
Core funds from operations (“Core FFO”) per fully diluted share was $0.44 for the third quarter of 2011. Funds from operations (“FFO”) as defined by Prologis per fully diluted share was $0.45 for the third quarter of 2011. The differential between Core FFO and FFO in the third quarter of 2011 primarily relates to net gains on dispositions of real estate of $0.03 per share offset by merger costs of $0.02 per share.
Net income per share for the third quarter of 2011 was $0.12.
“Our third-quarter results are a testament to the quality of execution by our dedicated teams around the world,” said Hamid R. Moghadam, chairman and co-chief executive officer. “Given the weaker global economic backdrop, our success this quarter affirms we are achieving the synergies we anticipated from the merger of AMB and ProLogis. We’ll continue to advance our strategic priorities as we manage the business for the long term.”
Operating Portfolio Metrics
Prologis’ operating portfolio was 91.0 percent occupied at the end of the third quarter, up 30 basis points from 90.7 percent occupied at June 30, 2011. Same-store net operating income (NOI) decreased by (0.7) percent in the third quarter, compared to an increase of 3.1 percent in the second quarter of 2011. Rental rates on leases signed in the same-store pool decreased (8.6) percent for the third quarter.
During the third quarter, the company leased a total of 33.4 million square feet (3.1 million square meters) in its operating and development portfolios. The company also achieved a 76.3 percent tenant retention rate for the quarter, signing 20.1 million square feet (1.9 million square meters) of renewals.
“On a combined basis, we had the strongest third quarter of leasing since 2008, and we believe that this momentum will carry through the fourth quarter. Leasing volume was strong across all of our regions including Europe, where occupancy increased 70 basis points from the second quarter,” said Walter C. Rakowich, co-chief executive officer. “Our ability to meet demand and retain customers is unparalleled given our global platform.”
Private Capital Activity
Year-to-date through September 30, 2011, Prologis raised or received commitments for $1.8 billion of new third-party equity in its private capital business. This activity includes the approval on a $500 million allocation from the Oregon Public Employees Retirement Fund. Under this arrangement Oregon intends to invest in several of the company’s funds around the world. The initial €75 million (approximately $100 million) was invested in the Prologis Targeted Europe Logistics Fund subsequent to quarter end.
As previously announced, the company sold its 20 percent interest in its ProLogis Korea Fund during the third quarter. The fund consisted of 12 properties, totaling 1.7 million square feet (161,048 square meters).
Contributions & Dispositions
Prologis is ahead of its 2011 plan and has completed approximately $844 million in building and land dispositions and contributions. The company’s share of the proceeds was $745 million.
During the third quarter, the company completed $391 million in building and land dispositions and contributions. Prologis’ share of the proceeds was $292 million. Disposition and contribution activity during the quarter included:
•	$334 million of building and land dispositions of which $236 million was Prologis’ share; and

•	$57 million in contributions from the company’s balance sheet to its ProLogis European Property Fund II and the Prologis China Logistics Venture.
Subsequent to quarter end, the company contributed an additional $453 million of its balance sheet assets to its co-investment ventures in the United States and Europe and received 100 percent of the proceeds.
Capital Deployment Activity
New development starts in the third quarter totaled approximately 1.4 million square feet (130,000 square meters) in 10 projects across Asia, Europe, and the Americas; the estimated total expected investment was $134 million, of which $98 million was

Prologis’ share. At quarter end, Prologis’ global development portfolio totaled approximately 12.7 million square feet (1.2 million square meters), with an estimated total investment of $1.4 billion, of which $1.2 billion was Prologis’ share.
Deepening the company’s presence in its global markets, Prologis acquired 9 industrial properties and 10.5 acres of land from third parties at a total cost of $152 million, $101 million of which was Prologis’ share.
Capital Markets Activity
During the third quarter the company completed more than $975 million of capital markets activities, of which $550 million was Prologis’ share, including debt repayments, repurchases, extensions and new financings.
“Our capital markets activities in the third quarter focused principally on addressing near-term debt maturities,” said William E. Sullivan, Prologis’ chief financial officer. “With our increased contribution and disposition activity planned for the fourth-quarter, we will make significant progress on reducing our debt by year end and expect to exceed our 2011 delevering plan.”
Guidance for the Remainder of 2011
“Our solid performance in the third quarter and our expectations for the fourth quarter operating environment give us the basis for raising our Core FFO guidance for the second half of 2011,” said Sullivan.
The company is increasing its Core FFO guidance for the second half of 2011 to $0.83 to $0.85 per share, up from its previous guidance of $0.78 to $0.82 per share, resulting in a fourth-quarter Core FFO guidance of $0.39 to $0.41 per share.
Prologis also expects to recognize net income (loss) of $(0.05) to $0.05 per share for the second half of 2011. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments including the removal of gains (losses) recognized from property dispositions, real estate depreciation and amortization expense, deferred taxes, transaction and merger costs.
“In light of the robust sales environment for industrial real estate, we are also substantially increasing our disposition guidance,” said Sullivan. “We will continue to be selective in our capital deployment decisions, acquiring properties and commencing development where demand is sound and where understanding economics justify the risk.”
Based upon the company’s view of current market conditions, Prologis is increasing disposition and contribution guidance for the second half of 2011 to $1.8 to $2.0 billion, of which 90 percent represents Prologis’ share. The previous disposition and contribution guidance range was $1.2 billion to $1.5 billion.
The company is lowering its second half 2011 development starts guidance range to $325 million to $375 million, of which 65 percent represents Prologis’ share. Prologis is also reducing its second half 2011 property acquisition range to $225 million to $275 million, of which 30 percent represents Prologis’ share.
Webcast and Conference Call Information
The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, October 26, 2011, at 12:00 p.m. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page at: http://ir.prologis.com. Interested parties also can participate via conference call by dialing (877) 256-7020 domestically or (706) 643-7823 internationally with reservation code 14936609.
About Prologis
Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of September 30, 2011, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 600 million square feet (55.7 million square meters) in 22 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.
Some of the information included in this press release contains forward-looking statements which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks; the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risks related to the merger transaction with ProLogis, including the risk that the merger may not achieve its intended results; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; defaults on or non-renewal of leases by customers, lease renewals at lower than expected rent or failure to lease properties at all or on favorable rents and terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; the company’s failure to successfully integrate acquired properties and operations; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency risks; risks of changing personnel and roles; losses in excess of the company’s insurance coverage; changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties and risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2010 and our other public reports.
Prologis Contacts

Tracy A. Ward	Sara M. Klein
SVP, IR & Corporate Communications	Manager, Media and Public Relations
Direct +1 415 733 9565	Direct +1 415 680 4032
Email tward@prologis.com	Email sklein@prologis.com

Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of September 30 2011, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects totaling approximately 600 million square feet (55.7 million square meters) in 22 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

	AMERICAS	EUROPE	ASIA	TOTAL

Operating Portfolio (msf)	396	146	24	566
Development Portfolio (msf)	4	2	7	13
Other (msf) (A)	18	—	2	20

Total (msf)	418	148	33	599

Development portfolio TEI (millions)	$309	$201	$867	$1,377
Land (acres)	7,285	3,757	148	11,190
Land gross book value (millions)	$1,059	$776	$212	$2,047

(A)	Generally represents properties managed by Prologis on behalf of other third parties (10 msf), properties in which Prologis has an ownership interest but doesn’t manage (9 msf) and non-industrial properties owned by Prologis (1 msf).

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2011 (A)	2010 (A)	2011 (A)	2010 (A)
Revenues	$501,393	$228,614	$1,075,683	$665,191
Net earnings (loss) attributable to common shares	$54,906	$(15,052)	$(143,181)	$(129,331)
FFO, as defined by Prologis	$207,200	$104,050	$277,541	$179,011
Core FFO	$205,903	$69,871	$389,972	$182,542
Core EBITDA, as adjusted	$412,192	$225,368	$1,172,958	$648,235

Per common share — diluted:
Net earnings (loss) attributable to common shares	$0.12	$(0.07)	$(0.42)	$(0.61)
FFO, as defined by Prologis	$0.45	$0.48	$0.81	$0.84
Core FFO	$0.44	$0.33	$1.13	$0.85

(A)	We completed the merger with AMB (the “Merger”) on June 3, 2011. The financial results presented throughout this supplemental include Prologis for the full period and AMB results from the date of the Merger going forward. Results for the nine months ended September 30, 2011 include approximately four months of the impact from both the Merger and PEPR acquisition. See the Notes and Definitions for more information.
(B)	Includes legacy AMB and Prologis for all periods.

	September 30, 2011	June 30, 2011	December 31, 2010 (A)

Assets:
Investments in real estate assets:
Operating portfolio	$22,474,206	$22,629,855	$10,714,799
Development portfolio	676,019	632,196	365,362
Land	1,972,277	2,045,826	1,533,611
Other real estate investments	469,852	440,877	265,869

	25,592,354	25,748,754	12,879,641
Less accumulated depreciation	1,908,152	1,764,289	1,595,678

Net investments in properties	23,684,202	23,984,465	11,283,963
Investments in and advances to unconsolidated investees	2,900,646	3,012,144	2,024,661
Notes receivable backed by real estate	354,254	359,228	302,144
Assets held for sale	89,519	171,765	574,791

Net investments in real estate	27,028,621	27,527,602	14,185,559

Cash and cash equivalents	216,749	260,893	37,634
Restricted cash	77,798	68,390	27,081
Accounts receivable	216,423	197,475	58,979
Other assets	1,046,713	1,080,146	593,414

Total assets	$28,586,304	$29,134,506	$14,902,667

Liabilities and Equity:
Liabilities:
Debt	$12,147,277	$12,119,952	$6,506,029
Accounts payable, accrued expenses, and other liabilities	1,837,061	1,944,309	876,283

Total liabilities	13,984,338	14,064,261	7,382,312

Equity:
Stockholders’ equity:
Preferred stock	582,200	582,200	350,000
Common stock	4,592	4,589	2,545
Additional paid-in capital	16,365,581	16,384,229	9,671,560
Accumulated other comprehensive income (loss)	(102,546)	225,364	(3,160)
Distributions in excess of net earnings	(2,916,997)	(2,842,842)	(2,515,722)

Total stockholders’ equity	13,932,830	14,353,540	7,505,223
Noncontrolling interests	609,259	654,912	15,132
Noncontrolling interests — limited partnership unitholders	59,877	61,793	—

Total equity	14,601,966	15,070,245	7,520,355

Total liabilities and equity	$28,586,304	$29,134,506	$14,902,667

(A)	Represents legacy Prologis only.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010 (A)	2011 (A)	2010 (A)
Revenues:
Rental income	$462,539	$194,018	$960,779	$568,816
Private capital revenue	34,578	29,812	97,389	87,881
Development management and other income	4,276	4,784	17,515	8,494

Total revenues	501,393	228,614	1,075,683	665,191

Expenses:
Rental expenses	126,994	56,531	270,760	166,207
Private capital expenses	17,080	9,829	39,228	30,079
General and administrative expenses	53,341	34,959	144,364	115,886
Merger, acquisition and other integration expenses	12,683	—	121,723	—
Depreciation, amortization and other expenses	200,529	91,558	417,269	253,524

Total expenses	410,627	192,877	993,344	565,696

Operating income	90,766	35,737	82,339	99,495

Other income (expense):
Earnings from unconsolidated property funds, net	27,855	7,455	48,422	13,305
Earnings from other unconsolidated investees, net	3,120	1,770	7,593	7,197
Interest income	4,960	1,681	14,063	2,178
Interest expense	(136,064)	(120,233)	(339,579)	(349,132)
Impairment of other assets	—	—	(103,823)	—
Gains (losses) on acquisitions and dispositions of investments in real estate, net	8,396	35,922	114,650	58,688
Foreign currency and derivative gains (losses) and other income (expenses), net	52,208	11,838	36,921	6,281

Gain (loss) on early extinguishment of debt, net	(298)	(1,791)	(298)	(48,449)

Total other income (expense)	(39,823)	(63,358)	(222,051)	(309,932)

Earnings (loss) before income taxes	50,943	(27,621)	(139,712)	(210,437)
Income tax expense (benefit) — current and deferred	(2,838)	7,455	9,960	(24,592)

Earnings (loss) from continuing operations	53,781	(35,076)	(149,672)	(185,845)
Discontinued operations:
Income attributable to disposed properties and assets held for sale	677	18,557	10,204	59,102
Net gains on dispositions, net of related impairment charges and taxes	11,410	8,026	21,545	17,153

Total discontinued operations	12,087	26,583	31,749	76,255

Consolidated net earnings (loss)	65,868	(8,493)	(117,923)	(109,590)
Net earnings attributable to noncontrolling interests	(553)	(190)	(838)	(634)

Net earnings (loss) attributable to controlling interests	65,315	(8,683)	(118,761)	(110,224)
Less preferred stock dividends	10,409	6,369	24,420	19,107

Net earnings (loss) attributable to common shares	$54,906	$(15,052)	$(143,181)	$(129,331)

Weighted average common shares outstanding — Diluted (B)	462,408	212,945	340,923	212,611

Net earnings (loss) per share attributable to common shares — Diluted	$0.12	$(0.07)	$(0.42)	$(0.61)

(A)	The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011.
(B)	See Calculation of Per Share Amounts in the Notes and Definitions.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010 (A)	2011 (A)	2010 (A)
Revenues:
Rental income	$466,954	$236,252	$979,957	$697,419
Private capital revenue	34,578	29,812	97,389	87,881
Development management and other income	4,276	4,784	17,515	8,494

Total revenues	505,808	270,848	1,094,861	793,794

Expenses:
Rental expenses	129,136	69,326	276,951	202,607
Private capital expenses	17,080	9,829	39,228	30,079
General and administrative expenses	53,341	34,959	144,364	115,886
Merger, acquisition and other integration expenses	12,683	—	121,723	—
Depreciation and amortization of non-real estate assets and other expenses	10,026	12,157	31,022	29,041

Total operating expenses	222,266	126,271	613,288	377,613

Operating FFO	283,542	144,577	481,573	416,181

Other income (expense):
FFO from unconsolidated property funds	54,367	42,315	147,263	116,016
FFO from other unconsolidated investees	6,385	3,660	11,888	12,135
Interest income	4,960	1,681	14,063	2,178
Interest expense	(136,188)	(120,233)	(339,809)	(349,132)
Impairment of other assets	—	—	(103,823)	—
Gains on acquisitions and dispositions of investments in real estate, net	11,018	40,899	120,338	62,001
Foreign currency exchange gains (losses) and other income (expenses), net	(1,479)	5,000	(8,115)	3,672
Gain (loss) on early extinguishment of debt, net	(298)	(1,791)	(298)	(48,449)
Current income tax (expense) benefit	4,611	(5,499)	(9,121)	(15,850)

Total other income (expense)	(56,624)	(33,968)	(167,614)	(217,429)

Less preferred share dividends	10,409	6,369	24,420	19,107
Less FFO attributable to noncontrolling interests	9,309	190	11,998	634

FFO, as defined by Prologis	207,200	104,050	277,541	179,011
Impairment charges	—	2,929	106,482	3,296
Japan disaster expenses	(400)	—	5,210	—
Merger and other integration expenses	12,683	—	121,723	—
Our share of gains on acquisitions and dispositions of investments in real estate, net	(13,878)	(40,899)	(123,198)	(62,001)
Loss (gain) on early extinguishment of debt, net	298	1,791	298	16,049
Income tax expense on dispositions	—	2,000	1,916	2,851
Adjustments made in 2010, not applicable to 2011	—	—	—	43,336

Total of adjustments	(1,297)	(34,179)	112,431	3,531

Core FFO	$205,903	$69,871	$389,972	$182,542

Weighted average common shares outstanding — Diluted (B)	474,287	214,407	355,540	214,109

Core FFO per share — Diluted	$0.44	$0.33	$1.13	$0.85

(A)	The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011
(B)	See Calculation of Per Share Amounts in the Notes and Definitions.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010 (A)	2011 (A)	2010 (A)
Reconciliation of net earnings (loss) to FFO

Net earnings (loss) attributable to common shares	$54,906	$(15,052)	$(143,181)	$(129,331)
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	190,503	79,401	388,906	224,483
Adjustments related to dispositions	(7,316)	7,833	(17,880)	19,261
Reconciling items related to noncontrolling interests	(8,756)	—	(11,160)	—
Our share of reconciling items from unconsolidated investees	31,393	35,987	103,730	105,830

Subtotal-NAREIT defined FFO	260,730	108,169	320,415	220,243

Add (deduct) our defined adjustments:
Unrealized foreign currency and derivative gains, net	(53,688)	(6,838)	(45,036)	(2,609)
Deferred income tax expense (benefit)	1,773	1,956	2,755	(40,442)
Our share of reconciling items from unconsolidated investees	(1,615)	763	(593)	1,819

FFO, as defined by Prologis	207,200	104,050	277,541	179,011

Adjustments to arrive at Core FFO	(1,297)	(34,179)	112,431	3,531

Core FFO	$205,903	$69,871	$389,972	$182,542

(A)	The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011

Reconciliation of Consolidated Net Earnings (Loss) to Core EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Consolidated net earnings (loss)	$65,868	$(8,493)	$(117,923)	$(109,590)
Net gains on acquisitions and dispositions of investments in real estate	(19,806)	(45,948)	(140,770)	(78,692)
Depreciation and amortization	196,558	83,220	403,027	235,903
Interest expense	136,064	120,233	339,579	349,132
Impairment charges	—	2,929	106,482	3,296
Merger, acquisition and other integration expenses	12,683	—	121,723	—
Current and deferred income tax expense (benefit)	(2,838)	9,455	11,876	(21,741)
Pro forma adjustment (A)	—	—	263,994	—
Income on properties sold during the quarter included in discontinued operations	(677)	(18,557)	(10,204)	(59,102)
Other non-cash charges (gains)	(44,680)	(1,717)	(23,409)	14,764
Other adjustments made to arrive at Core FFO	(102)	1,791	5,508	59,385

Core EBITDA, prior to our share of unconsolidated investees	343,070	142,913	959,883	393,355

Our share of reconciling items from unconsolidated investees:
Depreciation and amortization	31,393	35,987	103,730	105,830
Interest expense	38,043	43,214	105,051	134,740
Current and deferred income tax expense (benefit)	1,301	2,491	4,661	6,507
Other non-cash charges (gains)	(1,615)	763	(593)	1,819
Realized losses (gains) on derivative activity	—	—	226	5,984

Core EBITDA	$412,192	$225,368	$1,172,958	$648,235

(A)	Adjustments for the effects of the Merger and PEPR acquisition to reflect NOI for the full period.

				Owned &	Total Portfolio	Total Portfolio	Total Portfolio
	Region	# of Bldgs	Square Feet	Managed NOI	Leased %	Occupied %	Gross Book Value	% of Total

Global Markets
U.S.
Atlanta	East	129	18,088	$10,964	83.8%	83.6%	$783,010	1.8%
Baltimore/Washington	East	90	9,219	12,316	92.9%	92.9%	738,993	1.7%
Central Valley	Northwest	23	8,140	5,580	84.6%	81.4%	438,237	1.0%
Central & Eastern PA	East	32	15,317	14,974	93.6%	92.0%	955,265	2.2%
Chicago	Central	214	37,245	28,704	91.3%	90.8%	2,208,553	5.1%
Dallas/Ft. Worth	Central	172	24,992	15,337	91.8%	90.6%	1,198,944	2.8%
Houston	Central	85	9,971	9,019	97.0%	97.0%	523,299	1.2%
New Jersey/New York City	East	184	22,908	29,116	91.2%	91.2%	1,997,443	4.6%
San Francisco Bay Area	Northwest	244	20,400	27,440	91.9%	90.8%	1,957,587	4.5%
Seattle	Northwest	63	8,242	9,881	92.0%	92.0%	787,651	1.8%
South Florida	East	92	10,522	12,704	92.2%	92.2%	1,031,458	2.4%
Southern California	Southwest	344	64,664	72,352	97.2%	96.9%	5,366,651	12.4%
On Tarmac	Various	32	2,649	7,550	91.7%	91.7%	316,554	0.7%
Canada	East	18	6,235	8,127	91.3%	91.3%	599,999	1.4%
Mexico	Latin America	178	28,997	27,520	89.6%	89.5%	1,807,523	4.2%
Brazil	Latin America	2	624	708	100.0%	100.0%	132,652	0.3%

Americas total		1,902	288,213	292,292	92.3%	91.8%	20,843,819	48.1%
Belgium	Northern	9	2,016	2,924	95.4%	95.4%	173,186	0.4%
France	Southern	141	34,770	48,739	94.0%	93.7%	2,941,835	6.8%
Germany	Northern	92	19,191	26,866	96.3%	95.8%	1,588,969	3.7%
Netherlands	Northern	49	9,986	12,692	78.4%	76.5%	992,723	2.3%
Poland	CEE	107	22,808	21,689	87.0%	84.4%	1,550,682	3.6%
Spain	Southern	23	6,470	8,119	71.5%	71.4%	601,454	1.4%
UK	UK	86	21,224	39,303	93.7%	93.7%	2,351,140	5.4%

Europe total		507	116,465	160,332	90.4%	89.6%	10,199,989	23.6%
China	China	18	4,360	4,163	95.8%	95.8%	217,127	0.5%
Japan	Japan	44	18,478	57,657	94.5%	94.5%	4,178,272	9.7%
Singapore	Singapore	5	942	2,710	100.0%	100.0%	139,869	0.3%

Asia total		67	23,780	64,530	95.0%	95.0%	4,535,268	10.5%

Total global markets		2,476	428,458	517,154	91.9%	91.4%	35,579,076	82.2%

Regional markets by NOI
Cincinnati- Americas	Central	30	6,898	4,929	93.9%	93.9%	290,061	0.7%
Columbus- Americas	Central	39	10,309	5,878	96.8%	95.7%	421,704	1.0%
Czech Republic- Europe	CEE	28	6,511	7,838	91.4%	90.0%	538,947	1.2%
Denver- Americas	Northwest	34	5,492	4,725	90.0%	89.3%	326,812	0.8%
Hungary- Europe	CEE	30	5,339	6,760	86.6%	86.4%	392,733	0.9%
Indianapolis- Americas	Central	34	7,443	3,877	94.1%	94.0%	324,551	0.7%
Italy- Europe	Southern	27	8,378	8,687	87.9%	87.9%	572,510	1.3%
San Antonio- Americas	Central	61	6,358	4,778	94.1%	94.0%	300,874	0.7%
Slovakia- Europe	CEE	15	4,164	5,582	100.0%	98.4%	307,629	0.7%
Sweden- Europe	Northern	10	3,808	6,220	100.0%	100.0%	344,118	0.8%
Remaining regional	5 Various	114	22,303	13,128	90.3%	89.6%	937,501	2.2%

Regional markets total		422	87,003	72,402	92.4%	91.7%	4,757,440	11.0%

Other markets	18 various	355	50,436	42,683	87.3%	86.5%	2,946,776	6.8%

Total operating portfolio — owned and managed		3,253	565,897	$632,239	91.6%	91.0%	$43,283,292	100.0%

Consolidated
Americas		1,522	207,885	$187,702	90.9%	90.2%	$13,549,674	31.3%
Europe		344	80,682	101,679	87.8%	86.8%	6,289,861	14.5%
Asia		29	13,907	38,665	93.5%	93.5%	2,634,671	6.1%

Total operating portfolio — consolidated		1,895	302,474	328,046	90.1%	89.4%	22,474,206	51.9%

Unconsolidated
Americas		1,042	188,292	182,849	92.6%	92.1%	12,778,634	29.5%
Europe		278	65,258	95,479	94.4%	93.9%	6,129,855	14.2%
Asia		38	9,873	25,865	97.1%	97.1%	1,900,597	4.4%

Total operating portfolio — unconsolidated		1,358	263,423	304,193	93.2%	92.7%	20,809,086	48.1%

Total
Americas		2,564	396,177	370,551	91.7%	91.1%	26,328,308	60.8%
Europe		622	145,940	197,158	90.7%	90.0%	12,419,716	28.7%
Asia		67	23,780	64,530	95.0%	95.0%	4,535,268	10.5%

Total operating portfolio — owned and managed		3,253	565,897	$632,239	91.6%	91.0%	$43,283,292	100.0%

	Region	Square Feet				Third Quarter NOI				Occupancy			Gross Book Value
			Prologis Share of	Prologis Share of			Prologis Share of	Prologis Share of						Prologis Share of	Prologis Share of
		Consolidated	Unconsolidated	Total	% of Total	Consolidated ($)	Unconsolidated ($)	Total ($)	% of Total	Consolidated	Unconsolidated	Total	Consolidated ($)	Unconsolidated ($)	Total ($)	% of Total
Global Markets
U.S.
Atlanta	East	10,030	2,715	12,745	3.0%	5,498	1,867	7,365	2.0%	81.8%	86.8%	82.9%	409,300	123,288	532,588	2.0%
Baltimore/Washington	East	5,399	1,084	6,483	2.0%	6,570	1,613	8,183	2.0%	89.2%	98.4%	90.7%	400,636	95,797	496,433	2.0%
Central Valley	Northwest	5,251	736	5,987	2.0%	3,723	436	4,159	1.0%	82.8%	73.2%	81.6%	273,989	41,839	315,828	1.0%
Central & Eastern PA	East	3,794	2,642	6,436	2.0%	2,803	2,811	5,614	1.0%	91.2%	93.2%	92.1%	192,351	174,797	367,148	1.0%
Chicago	Central	24,959	3,373	28,332	7.0%	17,024	3,342	20,366	5.0%	88.7%	95.4%	89.5%	1,425,061	222,174	1,647,235	6.0%
Dallas/Ft. Worth	Central	15,956	2,828	18,784	5.0%	8,535	2,178	10,713	3.0%	89.8%	92.9%	90.2%	706,503	153,884	860,387	3.0%
Houston	Central	4,665	1,631	6,296	2.0%	3,604	1,667	5,271	1.0%	96.4%	97.6%	96.7%	169,564	108,893	278,457	1.0%
New Jersey/New York City	East	13,441	2,872	16,313	4.0%	15,608	4,020	19,628	5.0%	89.9%	92.0%	90.2%	1,060,992	281,985	1,342,977	5.0%
San Francisco Bay Area	Northwest	18,298	636	18,934	5.0%	23,914	1,076	24,990	6.0%	91.5%	84.5%	91.3%	1,718,067	73,210	1,791,277	6.0%
Seattle	Northwest	3,777	1,375	5,152	1.0%	4,069	1,798	5,867	1.0%	90.9%	93.2%	91.5%	339,872	138,054	477,926	2.0%
South Florida	East	6,680	1,148	7,828	2.0%	7,952	1,412	9,364	2.0%	92.4%	91.8%	92.3%	676,483	106,203	782,686	3.0%
Southern California	Southwest	33,755	12,059	45,814	12.0%	37,956	13,705	51,661	12.0%	96.6%	97.5%	96.8%	3,120,105	815,542	3,935,647	14.0%
On Tarmac	Various	2,354	92	2,446	1.0%	6,452	340	6,792	2.0%	90.7%	100.0%	91.0%	265,786	15,738	281,524	1.0%
Canada	East	4,541	391	4,932	1.0%	5,463	616	6,079	1.0%	88.0%	100.0%	89.0%	433,195	38,532	471,727	2.0%
Mexico	Latin America	9,213	4,753	13,966	4.0%	8,562	4,642	13,204	3.0%	89.1%	90.1%	89.5%	505,548	321,760	827,308	3.0%
Brazil	Latin America	—	312	312	0.0%	—	354	354	0.0%	—	100.0%	100.0%	—	53,588	53,588	0.0%

Americas total		162,113	38,647	200,760	53.0%	157,733	41,877	199,610	48.0%	90.8%	93.7%	91.3%	11,697,452	2,765,284	14,462,736	51.0%
Belgium	Northern	1,497	161	1,658	0.0%	1,827	353	2,180	1.0%	93.8%	100.0%	94.4%	123,189	16,363	139,552	0.0%
France	Southern	22,108	4,103	26,211	7.0%	28,101	6,821	34,922	8.0%	91.0%	98.4%	92.1%	1,754,010	391,189	2,145,199	8.0%
Germany	Northern	6,531	3,990	10,521	3.0%	9,206	5,637	14,843	4.0%	1.0%	97.4%	94.7%	515,649	343,297	858,946	3.0%
Netherlands	Northern	4,754	1,763	6,517	2.0%	5,361	2,523	7,884	2.0%	77.4%	76.2%	77.0%	407,153	202,019	609,172	2.0%
Poland	CEE	10,521	3,652	14,173	4.0%	8,977	3,778	12,755	3.0%	79.7%	88.3%	81.9%	610,511	279,419	889,930	3.0%
Spain	Southern	5,529	280	5,809	2.0%	7,511	181	7,692	2.0%	74.2%	54.9%	73.3%	524,780	22,788	547,568	2.0%
UK	UK	10,958	3,290	14,248	4.0%	18,317	6,687	25,004	6.0%	87.8%	100.0%	90.6%	1,041,786	415,173	1,456,959	5.0%

Europe total		61,898	17,239	79,137	21.0%	79,300	25,980	105,280	25.0%	86.2%	93.4%	87.8%	4,977,078	1,670,248	6,647,326	23.0%
China	China	1,750	392	2,142	1.0%	1,167	450	1,617	0.0%	93.6%	97.3%	94.3%	53,309	24,573	77,882	0.0%
Japan	Japan	11,215	1,452	12,667	3.0%	34,788	4,574	39,362	9.0%	92.9%	97.0%	93.4%	2,441,493	347,356	2,788,849	10.0%
Singapore	Singapore	942	—	942	0.0%	2,710	—	2,710	1.0%	100.0%	—	100.0%	139,869	—	139,869	0.0%

Asia total		13,907	1,844	15,751	4.0%	38,665	5,024	43,689	10.0%	93.5%	97.1%	93.9%	2,634,671	371,929	3,006,600	11.0%

Total global markets		237,918	57,730	295,648	78.0%	275,698	72,881	348,579	83.0%	89.7%	93.7%	90.5%	19,309,201	4,807,461	24,116,662	85.0%

Regional markets by our share of NOI
Cincinnati- Americas	Central	2,513	1,167	3,680	1.0%	1,230	963	2,193	1.0%	86.0%	98.2%	89.9%	84,495	54,913	139,408	0.0%
Columbus- Americas	Central	5,143	1,579	6,722	2.0%	2,103	1,140	3,243	1.0%	91.5%	100.0%	93.5%	202,745	66,785	269,530	1.0%
Czech Republic- Europe	CEE	4,057	730	4,787	1.0%	4,573	970	5,543	1.0%	84.7%	98.8%	86.9%	310,468	67,904	378,372	1.0%
Denver- Americas	Northwest	3,563	587	4,150	1.0%	3,176	450	3,626	1.0%	92.5%	86.5%	91.6%	205,876	29,182	235,058	1.0%
Hungary- Europe	CEE	3,174	643	3,817	1.0%	3,810	877	4,687	1.0%	84.8%	88.7%	85.5%	190,929	59,976	250,905	1.0%
Indianapolis- Americas	Central	1,274	1,538	2,812	1.0%	731	791	1,522	0.0%	89.8%	90.3%	90.1%	42,260	71,560	113,820	0.0%
Italy- Europe	Southern	7,400	291	7,691	2.0%	7,530	344	7,874	2.0%	86.3%	100.0%	86.8%	494,538	23,173	517,711	2.0%
San Antonio- Americas	Central	3,056	957	4,013	1.0%	1,601	947	2,548	1.0%	88.6%	99.2%	91.1%	117,565	54,172	171,737	1.0%
Slovakia- Europe	CEE	594	1,061	1,655	0.0%	834	1,411	2,245	1.0%	100.0%	98.1%	98.8%	48,149	77,117	125,266	0.0%
Sweden- Europe	Northern	2,285	453	2,738	1.0%	3,895	691	4,586	1.0%	100.0%	100.0%	100.0%	204,907	41,373	246,280	1.0%
Remaining other regional	5 Various	11,826	3,456	15,282	4.0%	6,198	2,249	8,447	2.0%	86.3%	93.4%	87.9%	456,481	157,554	614,035	2.0%

Regional markets total		44,885	12,462	57,347	15.0%	35,681	10,833	46,514	11.0%	88.3%	95.3%	89.8%	2,358,413	703,709	3,062,122	11.0%

Other markets	18 various	19,671	7,412	27,083	7.0%	16,667	6,327	22,994	5.0%	88.4%	86.6%	87.9%	806,592	504,355	1,310,947	5.0%

Total operating portfolio- Prologis share		302,474	77,604	380,078	100.0%	328,046	90,041	418,087	100.0%	89.4%	93.3%	90.2%	22,474,206	6,015,525	28,489,731	100.0%

Leasing Activity	(B)	(A)	(A)	(A)
	Q4 2010	Q1 2011	Q2 2011	Q3 2011
Square feet of leases signed:
Properties under development	1,100	877	1,360	1,810
Operating properties:
New leases	12,285	14,773	11,841	11,545
Renewals	21,130	17,225	21,697	20,095

Total square feet of leases signed	34,515	32,875	34,898	33,450
Weighted average customer retention	87.4%	65.8%	76.7%	76.3%
Turnover costs (per square foot)	$1.02	$1.35	$1.37	$1.36

Capital Expenditures	(B)	(A)	(A)	(A)
	Q4 2010	Q1 2011	Q2 2011	Q3 2011
Property improvements	$20,262	$16,701	$24,880	$33,611
$ per square feet	$0.05	$0.03	$0.04	$0.06

Tenant improvements	22,771	19,787	24,741	23,934
Leasing commissions	14,161	19,741	21,682	19,136

Total capital expenditures	$57,194	$56,229	$71,303	$76,681
% of gross NOI (D)	12.6%	8.9%	11.3%	12.4%

Weighted average ownership percent	60.7%	65.2%	69.0%	76.5%
Prologis share	$34,689	$36,645	$49,215	$58,687

Same Store Information (C)
	Q1 2011	Q2 2011	Q3 2011
Square feet of population	554,504	552,370	547,380
Percentage change:
Rental income	2.0%	2.2%	(0.1%)
Rental expenses	2.3%	(0.3%)	1.5%
Net operating income	0.7%	3.1%	(0.7%)
Average occupancy	3.0%	2.5%	1.6%

Square feet of leasing activity	28,233	27,721	27,969
Percentage change in rental rates	(8.9%)	(6.1%)	(8.6%)

(A)	Includes legacy AMB and Prologis for the combined operating portfolio for the periods presented.
(B)	Includes only legacy Prologis.
(C)	Portfolio includes legacy AMB and Prologis for all periods. See the Notes and Definitions for further explanations.
(D)	Pre-merger information is based on pro forma NOI of the combined company for the respective period.

Top Customers
	% of Annual Base	Total Square
	Rent	Feet
1 DHL	2.4%	11,040
2 CEVA Logistics	1.5%	7,543
3 Kuehne & Nagel	1.2%	6,411
4 Home Depot, Inc	1.1%	5,685
5 SNCF Geodis	0.9%	5,194
6 Amazon.Com, Inc.	0.9%	3,948
7 FedEx Corporation	0.7%	2,641
8 United States Government	0.7%	1,473
9 Unilever	0.7%	4,965
10 PepsiCo	0.6%	3,806
Top 10 Customers	10.7%	52,706

11 DB Schenker	0.6%	2,376
12 Nippon Express	0.6%	1,467
13 Tesco PLC	0.6%	2,603
14 Sagawa Express	0.5%	947
15 Panasonic Logistics Co Ltd.	0.5%	1,305
16 Hitachi Ltd.	0.5%	1,244
17 APL (Neptune Orient Lines)	0.5%	4,271
18 Kraft Foods, Inc.	0.5%	2,969
19 Panalpina, Inc.	0.5%	2,265
20 Sears Holdings Corporation	0.4%	3,423
21 UTi Worldwide	0.4%	1,970
22 C&S Wholesale Grocers, Inc.	0.4%	2,222
23 Caterpillar Logistics Services	0.4%	1,137
24 Procter & Gamble	0.4%	2,259
25 NYK Group	0.4%	1,882
Top 25 Customers	17.9%	85,046

Lease Expirations — Consolidated
Year	Annual Base	Percentage of	Occupied	Percentage
	Rent	Total	Square Feet	of Total
Month to month customers	$27,971	1.9%	7,070	2.6%
Remainder of 2011	28,872	1.9%	5,394	2.0%
2012	230,265	15.5%	43,802	16.2%
2013	240,160	16.1%	42,178	15.6%
2014	221,712	14.9%	42,373	15.7%
2015	201,925	13.6%	36,608	13.5%
2016	160,138	10.8%	29,675	11.0%
Thereafter	377,783	25.3%	63,423	23.4%
Total	$1,488,826	100%	270,523	100%

Lease Expirations — Unconsolidated
Year	Annual Base	Percentage of	Occupied	Percentage
	Rent	Total	Square Feet	of Total
Month to month customers	$11,840	0.9%	3,528	1.4%
Remainder of 2011	29,247	2.2%	5,958	2.4%
2012	209,072	15.5%	41,010	16.8%
2013	210,043	15.6%	40,629	16.6%
2014	180,414	13.4%	31,967	13.1%
2015	163,665	12.1%	30,555	12.5%
2016	144,435	10.7%	26,477	10.9%
Thereafter	400,571	29.6%	64,164	26.3%
Total	$1,349,287	100%	244,288	100%

Third Party Building Acquisitions (A) (B)
	Q3 2011			YTD 2011

			Prologis Share of			Prologis Share of
	Square Feet	Acquisition Costs	Acquisition Costs	Square Feet	Acquisition Costs	Acquisition Costs
Consolidated
Americas	785	$46,122	$46,122	948	$54,466	$54,466
Europe	—	—	—	—	—	—
Asia	—	—	—	—	—	—

Total consolidated	785	46,122	46,122	948	54,466	54,466

Unconsolidated
Prologis Targeted U.S. Logistics Fund	438	36,762	11,030	759	66,754	20,030
Prologis Targeted Europe Logistics Fund	204	23,681	8,762	234	28,996	10,729
Prologis European Properties Fund II	267	14,592	4,378	267	14,592	4,378

Total unconsolidated	909	75,035	24,170	1,260	110,342	35,137

Total third party acquisitions	1,694	$121,157	$70,292	2,208	$164,808	$89,603

Weighted average stabilized cap rate			7.2%			7.8%

(A)	Includes legacy AMB and Prologis for all periods.

(B)	Does not include acquisition of units in PEPR, the acquisition of SGP Property Fund or the acquisition of other joint venture interests.

		Q3 2011			YTD 2011

			Prologis Share of			Prologis Share of
	Square Feet	Total Proceeds	Proceeds	Square Feet	Total Proceeds	Proceeds
Third Party Building Dispositions

Consolidated

Americas	1,618	$63,952	$63,952	4,957	$196,363	$196,363
Europe	—	—	—	—	—	—
Asia	1,686	52,438	52,438	1,865	95,389	95,389

Total consolidated	3,304	116,390	116,390	6,822	291,752	291,752

Unconsolidated

Prologis North American Properties Fund I	2,794	118,000	48,380	2,794	118,000	48,380
Prologis Targeted U.S. Logistics Fund	733	40,800	12,240	961	72,600	21,780
Prologis North American Industrial Fund II	—	—	—	400	5,798	2,145

Total unconsolidated	3,527	158,800	60,620	4,155	196,398	72,305

Total third party dispositions	6,831	275,190	177,010	10,977	488,150	364,057

Building Contributions to Funds

ProLogis European Properties Fund II	676	49,511	49,511	1,038	75,500	75,500
Prologis China Logistics Venture 1	602	7,906	6,720	5,072	165,832	140,957

Total	1,278	57,417	56,231	6,110	241,332	216,457

Total Building Dispositions and Contributions

Grand total	8,109	$332,607	$233,241	17,087	$729,482	$580,514

Weighted average stabilized cap rate			7.3%			7.4%

(A) Amounts include legacy AMB and Prologis industrial building dispositions, but do not include dispositions of non-industrial buildings or joint venture investments of $20.4million and $501.1million in the third quarter and year to date, respectively.

		Q3 2011			YTD 2011
	Consolidated	Unconsolidated	Total	Consolidated	Unconsolidated	Total

Americas
Square Feet	423	272	695	1,030	896	1,926
Total expected investment	$33,632	$29,936	$63,568	$83,284	$88,695	$171,979
Cost per square foot	$80	$110	$91	$81	$99	$89
Leased % at start	0.0%	0.0%	0.0%	33.6%	2.4%	19.1%

Europe
Square Feet	136	181	317	2,077	465	2,542
Total expected investment	$16,333	$14,971	$31,304	$183,736	$31,243	$214,979
Cost per square foot	$120	$83	$99	$88	$67	$85
Leased % at start	100.0%	74.0%	85.2%	66.3%	90.1%	70.7%

Asia
Square Feet	233	168	401	3,901	168	4,069
Total expected investment	$33,314	$6,086	$39,400	$457,408	$6,086	$463,494
Cost per square foot	$143	$36	$98	$117	$36	$114
Leased % at start	100.0%	100.0%	100.0%	11.5%	100.0%	15.1%

Total
Square Feet	792	621	1,413	7,008	1,529	8,537
Total expected investment	$83,279	$50,993	$134,272	$724,428	$126,024	$850,452
PLD share of total expected investment	$83,279	$15,107	$98,386	$724,428	$48,964	$773,392
Cost per square foot	$105	$82	$95	$103	$82	$100
Leased % at start	46.6%	48.6%	47.5%	31.0%	39.8%	32.6%
Weighted average targeted stabilized yield (%)			7.53%			8.05%
Pro forma NOI			$10,097			$68,461
Weighted average stabilized cap rate			6.55%			6.80%
Estimated value creation			$20,086			$156,333
Prologis share of value creation			$12,567			$135,905

Historical Development Starts (TEI)	Year to Date Development Starts

(A)	Amounts include legacy AMB and Prologis.

	2011 Expected		2012 Expected				Pre-Stabilized
	Completion		Completion		Total Under Development		Developments		Total Development Portfolio
										Prologis share
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	of TEI $	% of Total	Leased %
Consolidated
U.S.
Central	—	—	150	7,549	150	7,549	—	—	7,549	7,549	0.6%	—
East	244	27,388	424	53,199	668	80,587	—	—	80,587	80,587	6.7%	47.3%
Northwest	—	—	—	—	—	—	232	25,671	25,671	25,671	2.1%	—
Southwest	—	—	—	—	—	—	271	34,766	34,766	34,766	2.9%	—
U.S. Total	244	27,388	574	60,748	818	88,136	503	60,437	148,573	148,573	12.3%	23.9%
Latin America	109	5,236	347	21,870	456	27,106	221	13,051	40,157	40,157	3.3%	49.8%

Americas total	353	32,624	921	82,618	1,274	115,242	724	73,488	188,730	188,730	15.6%	32.7%

Europe
Northern Europe	320	31,112	136	16,333	456	47,445	111	10,518	57,963	57,963	4.8%	43.6%
Southern Europe	187	13,749	319	23,063	506	36,812	—	—	36,812	36,812	3.1%	43.9%
Central Europe	206	16,037	—	—	206	16,037	—	—	16,037	16,037	1.3%	100.0%
United Kingdom	—	—	458	41,496	458	41,496	—	—	41,496	41,496	3.4%	100.0%

Europe total	713	60,898	913	80,892	1,626	141,790	111	10,518	152,308	152,308	12.6%	65.3%

Asia
Japan	—	—	2,378	416,327	2,378	416,327	1,557	277,031	693,358	693,358	57.5%	32.5%
China	—	—	—	—	—	—	—	—	—	—	—	—

Asia total	—	—	2,378	416,327	2,378	416,327	1,557	277,031	693,358	693,358	57.5%	32.5%

Total global markets	1,066	93,522	4,212	579,837	5,278	673,359	2,392	361,037	1,034,396	1,034,396	85.7%	40.0%

Regional and other markets
Americas	—	—	—	—	—	—	303	10,610	10,610	10,610	0.9%	—
Europe	314	18,519	—	—	314	18,519	—	—	18,519	18,519	1.5%	100.0%
Asia	—	—	543	74,581	543	74,581	—	—	74,581	74,581	6.2%	100.0%

Total regional and other markets	314	18,519	543	74,581	857	93,100	303	10,610	103,710	103,710	8.6%	73.9%

Total consolidated development portfolio	1,380	112,041	4,755	654,418	6,135	766,459	2,695	371,647	1,138,106	1,138,106	94.3%	44.4%

Unconsolidated
Prologis Targeted U.S. Logistics Fund	—	—	272	29,936	272	29,936	311	21,795	51,731	15,522	1.3%	3.7%
Prologis SGP Mexico	—	—	22	770	22	770	—	—	770	169	0.0%	100.0%
Prologis Brazil Logistics Partners Fund I	603	57,142	—	—	603	57,142	—	—	57,142	28,571	2.4%	—
Prologis China Logistics Venture I	683	24,290	1,490	74,761	2,173	99,051	—	—	99,051	14,858	1.2%	30.7%
Prologis European Properties Fund II	285	15,508	134	10,770	419	26,278	—	—	26,278	7,810	0.7%	100.0%
Prologis Targeted Europe Logistics Fund	—	—	47	4,201	47	4,201	—	—	4,201	1,554	0.1%	—

Total unconsolidated development portfolio	1,571	96,940	1,965	120,438	3,536	217,378	311	21,795	239,173	68,484	5.7%	29.4%

Total development portfolio — owned & managed	2,951	208,981	6,720	774,856	9,671	983,837	3,006	393,442	1,377,279	1,206,590	100.0%	39.9%

Total development portfolio — Prologis share	1,867	148,865	5,122	679,539	6,989	828,404	2,788	378,187	1,206,590
Prologis share of cost to complete		65,491		393,660		459,151		27,929	487,080
Percent build to suit (based on Prologis TEI)		30.57%		31.86%		31.63%		2.78%
Weighted average stabilized yield		9.52%		7.44%		7.88%			7.53%
Pro forma NOI									103,584
Weighted average stabilized cap rate									6.51%
Estimated value creation									217,232
Prologis share of value creation									189,875

Land by Market	Acres					Current Book Value
					Prologis				Prologis	% of
	Region	Consolidated	Unconsolidated	Total	Share	Consolidated	Unconsolidated	Total	Share	Total
Global markets
U.S.
Atlanta	East	732	—	732	732	$27,964	$—	$27,964	$27,964	1.4%
Baltimore/Washington	East	106	—	106	106	14,846	—	14,846	14,846	0.7%
Central Valley	Northwest	160	—	160	160	12,688	—	12,688	12,688	0.6%
Central & Eastern PA	East	339	—	339	339	28,733	—	28,733	28,733	1.4%
Chicago	Central	638	—	638	638	59,744	—	59,744	59,744	3.0%
Dallas/Ft. Worth	Central	471	—	471	471	23,065	—	23,065	23,065	1.2%
Houston	Central	69	—	69	69	7,874	—	7,874	7,874	0.4%
New Jersey/New York City	East	306	—	306	306	123,631	—	123,631	123,631	6.2%
Seattle	Northwest	15	—	15	15	2,110	—	2,110	2,110	0.1%
South Florida	East	404	—	404	404	140,622	—	140,622	140,622	7.0%
Southern California	Southwest	807	—	807	807	130,443	—	130,443	130,443	6.5%
Canada	Canada	230	—	230	230	89,203	—	89,203	89,203	4.5%
Mexico	Mexico	1,032	—	1,032	1,032	207,421	—	207,421	207,421	10.4%
Brazil	Brazil	—	302	302	151	—	64,542	64,542	32,271	1.6%

Americas total		5,309	302	5,611	5,460	868,344	64,542	932,886	900,615	45.0%
Belgium	Northern	30	—	30	30	10,593	—	10,593	10,593	0.5%
France	Southern	396	—	396	396	70,262	—	70,262	70,262	3.5%
Germany	Northern	217	—	217	217	55,972	—	55,972	55,972	2.8%
Netherlands	Northern	63	—	63	63	59,023	—	59,023	59,023	2.9%
Poland	C.E.E.	904	—	904	904	123,416	—	123,416	123,416	6.2%
Spain	Southern	100	—	100	100	18,908	—	18,908	18,908	0.9%
UK	UK	1,081	—	1,081	1,081	268,580	—	268,580	268,580	13.4%

Europe total		2,791	—	2,791	2,791	606,754	—	606,754	606,754	30.2%
China	China	42	18	60	45	11,212	10,128	21,340	12,731	0.6%
Japan	Japan	88	—	88	88	190,660	—	190,660	190,660	9.5%

Asia total		130	18	148	133	201,872	10,128	212,000	203,391	10.1%

Total global markets		8,230	320	8,550	8,384	1,676,970	74,670	1,751,640	1,710,760	85.3%

Top regional markets by investment
Central Florida	East	150	—	150	150	26,382	—	26,382	26,382	1.3%
Cincinnati	Central	75	—	75	75	4,915	—	4,915	4,915	0.2%
Columbus	Central	199	—	199	199	6,694	—	6,694	6,694	0.3%
Czech Republic	Central	308	—	308	308	46,576	—	46,576	46,576	2.3%
Denver	Northwest	66	—	66	66	8,143	—	8,143	8,143	0.4%
Hungary	Central	338	—	338	338	47,968	—	47,968	47,968	2.4%
Italy	Southern	94	—	94	94	28,464	—	28,464	28,464	1.4%
Memphis	Central	159	—	159	159	6,448	—	6,448	6,448	0.3%
Savannah	East	229	—	229	229	13,082	—	13,082	13,082	0.7%
Slovakia	Central	108	—	108	108	19,123	—	19,123	19,123	1.0%
Remaining regional markets	2 various	141	—	141	141	4,895	—	4,895	4,895	0.3%

Total regional markets		1,867	—	1,867	1,867	212,690	—	212,690	212,690	10.6%

Total other markets	11 various	773	—	773	773	82,617	—	82,617	82,617	4.1%

Total land portfolio — owned and managed		10,870	320	11,190	11,024	$1,972,277	$74,670	$2,046,947	$2,006,067	100.0%

			Investment at
Land Portfolio Summary	Acres	% of Total	September 30, 2011	% of Total

Consolidated land portfolio
Americas	6,983	62.4%	$994,683	48.6%
Europe	3,757	33.6%	775,722	37.9%
Asia	130	1.1%	201,872	9.9%

Total consolidated land portfolio	10,870	97.1%	1,972,277	96.4%

Unconsolidated land portfolio
Americas	302	2.7%	64,542	3.1%
Asia	18	0.2%	10,128	0.5%

Total unconsolidated land portfolio	320	2.9%	74,670	3.6%

Land portfolio — owned and managed
Americas	7,285	65.1%	1,059,225	51.7%
Europe	3,757	33.6%	775,722	37.9%
Asia	148	1.3%	212,000	10.4%

Total land portfolio — owned and managed	11,190	100.0%	$2,046,947	100.0%

Consolidated - Land Rollforward	Americas	Europe	Asia	Total

As of June 30, 2011	$1,006,184	$820,999	$218,643	$2,045,826
Acquisitions	—	—	31,279	31,279
Dispositions	(557)	(3,439)	(47,888)	(51,884)
Development starts	(7,639)	(6,082)	(6,713)	(20,434)
Infrastructure costs and reclasses	3,846	8,246	210	12,302
Effect of changes in foreign exchange rates and other	(7,151)	(44,002)	6,341	(44,812)

As of September 30, 2011	$994,683	$775,722	$201,872	$1,972,277

Fund Investment Information
				Ownership
Property Funds/Co-Investment Ventures (A)	Type	Investment Type	Geographic Focus	Percentage	Date Established	Term
Prologis Institutional Alliance Fund II	Core	Consolidated	US	24%	June 2001	December 2014 (estimated)
Prologis AMS	Core	Consolidated	US	39%	June 2004	December 2012, extendable 4 years
Prologis Mexico Fondo Logistico (B)	Core/Development	Consolidated	Mexico	20%	July 2010	July 2020
Prologis European Properties	Core	Consolidated	Europe	93%	September 1999	Open end
Prologis California	Core	Unconsolidated	US	50%	August 1999	Perpetual
Prologis North American Properties Fund I	Core	Unconsolidated	US	41%	June 2000	January 2013
Prologis North American Properties Fund XI	Core	Unconsolidated	US	20%	February 2003	December 2023
Prologis Targeted U.S. Logistics Fund (B)	Core	Unconsolidated	US	30%	October 2004	Open end
Prologis North American Industrial Fund (B)	Core	Unconsolidated	US	23%	March 2006	Open end
Prologis DFS Fund I	Development	Unconsolidated	US	15%	October 2006	Upon final sale
Prologis North American Industrial Fund III	Core	Unconsolidated	US	20%	July 2007	July 2015
Prologis North American Industrial Fund II	Core	Unconsolidated	US	37%	August 2007	August 2017
Prologis SGP Mexico (B)	Core	Unconsolidated	Mexico	22%	December 2004	December 2016; extendable 5 years
Prologis Mexico Industrial Fund	Core	Unconsolidated	Mexico	20%	August 2007	August 2017; extendable 5 years
Prologis Brazil Logistics Partners Fund I (B)(C)	Development	Unconsolidated	Brazil	50%	December 2010	December 2017; extendable 2 years
Prologis Targeted Europe Logistics Fund (B)	Core	Unconsolidated	Europe	37%	June 2007	Open end
Prologis European Properties Fund II (B)	Core	Unconsolidated	Europe	30%	August 2007	Open end
Europe Logistics Venture 1 (B)	Core	Unconsolidated	Europe	15%	February 2011	Perpetual
Prologis Japan Fund 1	Core	Unconsolidated	Japan	20%	June 2005	June 2013; extendable 2 years
Prologis China Logistics Venture 1 (B)	Core/Development	Unconsolidated	China	15%	March 2011	March 2018

Information by Unconsolidated Property Fund/Co-investment Venture:
					Prologis’ Share
		Third Quarter	Gross Book		Third Quarter	Annualized		Total Other Tangible	Prologis Investment In
(in thousands)	Square Feet	NOI	Value	Debt	NOI	Pro forma NOI	Debt	Assets (Liabilities)	and Advances To
Prologis California	14,179	$16,534	$706,571	$310,000	$8,267	$33,068	$155,000	$1,390	$84,736
Prologis North American Properties Fund I	6,239	5,187	265,902	109,147	2,142	8,568	45,078	432	33,722
Prologis North American Properties Fund XI	3,616	2,334	185,310	1,263	467	1,868	253	677	29,784
Prologis North American Industrial Fund	49,909	45,208	2,989,713	1,244,165	10,955	43,820	286,904	7,770	224,262
Prologis North American Industrial Fund II	35,618	29,122	2,171,025	1,302,442	10,775	43,100	481,643	(5,246)	338,878
Prologis North American Industrial Fund III	24,693	20,031	1,762,810	1,014,652	4,006	16,024	202,930	1,943	29,446
Prologis Targeted U.S. Logistics Fund	37,284	48,876	3,541,046	1,497,467	14,664	58,656	449,315	27,845	665,250
Prologis Mexico Industrial Fund	9,494	8,220	583,275	214,149	1,644	6,576	42,830	1,267	52,721
Prologis SGP Mexico	6,352	6,502	405,425	221,915	1,404	5,616	47,934	(8,370)	37,941
Prologis Brazil Logistics Partners Fund I	624	708	132,652	—	354	1,416	—	7,661	103,671
Operating Joint Venture	284	127	34,905	—	64	256	—	—	210

Americas Sub-total	188,292	182,849	12,778,634	5,915,200	54,742	218,968	1,711,887	35,369	1,600,621

Prologis European Properties Fund II	53,042	72,559	4,653,676	1,506,936	21,565	86,260	447,861	(38,946)	431,517
Prologis Targeted Europe Logistics Fund	11,201	21,152	1,395,155	670,393	7,826	31,304	247,509	(36,285)	237,419
Operating Joint Venture	1,015	1,768	81,024	—	884	3,536	—	—	43,512

Europe Sub-total	65,258	95,479	6,129,855	2,177,329	30,275	121,100	695,370	(75,231)	712,448

Prologis Japan Fund 1	7,263	22,869	1,736,779	974,179	4,574	18,296	194,836	20,428	199,646
Prologis China Logistics Venture 1	2,610	2,996	163,818	—	450	1,800	—	1,057	45,052

Asia Sub-total	9,873	25,865	1,900,597	974,179	5,024	20,096	194,836	21,485	244,698

Grand Total	263,423	$304,193	$20,809,086	$9,066,708	$90,041	$360,164	$2,602,093	$(18,377)	$2,557,767

(A)	Legal name changes have not been made for all entities at this time.
(B)	These funds are or will be actively investing in new properties through acquisition and/or development activities, whereas the remaining funds do not expect to be actively investing in new properties.
(C)	Our effective ownership percentage is 25%, as our investment is included in a consolidated entity of which we own 50%.

(dollars in thousands)

	Americas	Europe	Asia	Total

FFO and Net Earnings (Loss) of the Unconsolidated Property Funds, Aggregated (A) (B)	For the Three Months Ended September 30, 2011
Rental income	$256,523	$123,188	$38,199	$417,910
Rental expenses	(62,103)	(27,620)	(12,816)	(102,539)

Net operating income from properties	194,420	95,568	25,383	315,371
Other income (expense) net, including G&A	(7,742)	(863)	(4,502)	(13,107)
Interest expense	(96,038)	(30,240)	(6,065)	(132,343)
Current income tax expense	(1,881)	(1,830)	(566)	(4,277)

FFO of the property funds	88,759	62,635	14,250	165,644
Real estate related depreciation and amortization	(101,477)	(38,591)	(17,568)	(157,636)
Gains on acquisitions/dispositions, net	31,038	6,397	—	37,435
Deferred tax benefit (expense) and other income (expense), net	9,029	(4,118)	(224)	4,687

Net earnings (loss) of the property funds	$27,349	$26,323	$(3,542)	$50,130

Prologis’ Share of FFO and Net Earnings (Loss) of the Unconsolidated Property Funds, Aggregated (A)	For the Three Months Ended September 30, 2011

Prologis’ share of the property funds’ FFO	$29,470	$19,243	$3,509	$52,222
Interest and preferred dividend income	2,089	—	56	2,145
Fees paid to Prologis	19,291	8,612	4,808	32,711

FFO recognized by Prologis	$50,850	$27,855	$8,373	$87,078

Prologis’ share of the property funds’ net earnings	$16,842	$8,706	$162	$25,710
Interest and preferred dividend income	2,089	—	56	2,145
Fees paid to Prologis	19,291	8,612	4,808	32,711

Net earnings recognized by Prologis	$38,222	$17,318	$5,026	$60,566

Condensed Balance Sheet of the Unconsolidated Property Funds, Aggregated (A)(B)	As of September 30, 2011
Operating industrial properties, before depreciation	$12,743,729	$6,048,831	$1,900,597	$20,693,157
Accumulated depreciation	(1,181,055)	(295,783)	(19,817)	(1,496,655)
Properties under development and land	144,564	10,807	47,287	202,658
Other assets	223,043	231,907	384,300	839,250

Total assets	$11,930,281	$5,995,762	$2,312,367	$20,238,410

Third party debt	$5,915,200	$2,177,329	$974,179	$9,066,708
Other liabilities	443,548	460,267	137,697	1,041,512

Total liabilities	$6,358,748	$2,637,596	$1,111,876	$10,108,220

Weighted average ownership	28.70%	31.32%	19.45%	28.46%

(A)	Includes the unconsolidated property funds listed on the previous page.

(B)	Represents the entire entity, not our proportionate share.

	Prologis

	Unsecured				Secured		Consolidated	Total	Unconsolidated		Prologis
	Senior	Convertible	Credit	Other	Mortgage		Investees	Consolidated	Investees	Total	Share of
Maturity	Debt	Debt	Facilities	Debt	Debt	Total	Debt	Debt	Debt	Debt	Total Debt
2011	$—	$—	$—	$—	$49	$49	$40	$89	$131	$220	$98
2012	76	458	—	163	456	1,153	382	1,535	1,183	2,718	1,705
2013	376	528	—	1	140	1,045	620	1,665	1,618	3,283	1,968
2014	373	—	163	1	295	832	1,073	1,905	1,570	3,475	2,375
2015	286	460	1,189	207	179	2,321	18	2,339	1,064	3,403	2,661
2016	641	—	—	1	261	903	41	944	1,032	1,976	1,212
2017	700	—	—	1	80	781	—	781	740	1,521	975
2018	900	—	—	1	148	1,049	1	1,050	650	1,700	1,212
2019	647	—	—	1	251	899	1	900	169	1,069	974
2020	691	—	—	1	6	698	1	699	402	1,101	808
Thereafter	—	—	—	11	149	160	2	162	472	634	303

Subtotal	4,690	1,446	1,352	388	2,014	9,890	2,179	12,069	9,031	21,100	14,291
Unamortized net (discounts) premiums	89	(95)	2	8	22	26	52	78	36	114	78

Subtotal	4,779	1,351	1,354	396	2,036	9,916	2,231	12,147	9,067	21,214	14,369
Third party share of debt	—	—	—	—	—	—	(380)	(380)	(6,465)	(6,845)	—

Prologis share of debt	$4,779	$1,351	$1,354	$396	$2,036	$9,916	$1,851	$11,767	$2,602	$14,369	$14,369

Prologis share of debt by local currency

Dollars	$4,647	$1,351	$298	$19	$1,255	$7,570	$95	$7,665	$1,714		$9,379
Euro	—	—	677	212	—	889	1,350	2,239	566		2,805
GBP	—	—	12	—	—	12	406	418	117		535
Yen	132	—	367	165	759	1,423	—	1,423	193		1,616
Other	—	—	—	—	22	22	—	22	12		34

Prologis share of debt	$4,779	$1,351	$1,354	$396	$2,036	$9,916	$1,851	$11,767	$2,602		$14,369

Weighted average interest rate (A)	6.3%	4.9%	2.1%	2.4%	4.6%	5.0%	4.9%	5.0%	5.0%		5.0%
Weighted average remaining maturity in years	5.8	1.8	3.5	3.4	4.6	4.6	2.2	4.1	3.9		4.1

Market Equity

Security	Shares	Price	Value
Common Stock	458.3	$24.25	$11,120
Partnership Units	3.4	$24.25	81

Total	461.7		$11,201

Preferred Stock

	Dividend
Series	Rate	Value
Series L	6.50%	$49
Series M	6.75%	58
Series O	7.00%	75
Series P	6.85%	50
Series Q	8.54%	100
Series R	6.75%	125
Series S	6.75%	125

	7.08%	$582

Liquidity

Aggregate lender commitments	$2,208
Less:
Borrowings outstanding	1,352
Outstanding letters of credit	88

Current availability	$768

Unrestricted cash	217

Total liquidity	$985

Covenants as of September 30, 2011(A)
	Legacy AMB Indenture		New Prologis Indenture
	Covenant	Actual	Covenant	Actual
Outstanding indebtedness to adjusted total assets	<60%	42.0%	<60%	39.4%
Fixed charge coverage ratio	>1.5x	2.50x	>1.5x	2.67x
Maximum secured debt to adjusted total assets	<40%	12.4%	<40%	11.0%
Unencumbered assets ratio to unsecured debt	>150%	248.8%	>150%	262.1%

	Global Line
	Covenant	Actual
Maximum consolidated leverage to total asset value	<60%	41.1%
Fixed charge coverage ratio	>1.5x	2.18x
Unencumbered debt service coverage ratio	>1.5x	2.46x
Maximum secured debt to total asset value	<35%	12.2%
Minimum net worth	>$10.0 billion	>$15.6 billion

Debt Metrics (B) (C)
	Third Quarter
	2011	2010
Debt as % of gross real estate assets	45.7%	52.1%
Secured debt as % of gross real estate assets	18.4%	16.6%
Unencumbered gross real estate assets to unsecured debt	221.9%	184.9%
Fixed charge coverage ratio	2.04x	1.40x
Debt/Core EBITDA	8.89x	12.02x

Encumbrances as of September 30, 2011
	Unencumbered	Encumbered	Total
Consolidated:
Operating portfolio	$14,791,968	$7,682,238	$22,474,206
Development portfolio	640,077	35,942	676,019
Land	1,937,577	34,700	1,972,277
Other real estate investments	386,564	83,288	469,852
Notes receivable backed by real estate	—	354,254	354,254
Assets held for sale	74,464	15,055	89,519

Total consolidated	17,830,650	8,205,477	26,036,127
Unconsolidated operating portfolio — Prologis’ share	1,499,626	4,515,899	6,015,525
Unconsolidated development portfolio and land — Prologis’ share	60,939	5,874	66,813

Gross real estate assets	$19,391,215	$12,727,250	$32,118,465

Secured and Unsecured Debt as of September 30, 2011
	Secured Mortgage Dept	Unsecured Dept	Total
Prologis debt	$2,013,481	$7,876,060	$9,889,541
Consolidated investees debt	1,356,783	822,596	2,179,379
Our share of unconsolidated investees debt	2,553,454	39,847	2,593,301

Total debt	5,923,718	8,738,503	14,662,221
Premium (discount) — consolidated	37,282	41,174	78,456
Our share of premium (discount) — unconsolidated	8,792	—	8,792

Total debt, net of premium (discount)	$5,969,792	$8,779,677	$14,749,469

(A)	These calculations are made in accordance with the respective debt agreements and may be different than other covenants or metrics presented.
(B)	All metrics include both consolidated and Prologis share of unconsolidated investees.
(C)	See Notes and Definitions for calculation of amounts.

Real Estate Operations

(dollars in thousands, except for percentages and per square foot)				Third Quarter	Third Quarter Pro
	Square Feet	Gross Book Value	GBV per Sq. Ft.	NOI	Forma NOI	Annualized NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO
Properties generating net operating income
Americas	193,926	$12,802,061	$66	$191,516	$191,516	$766,064	94.2%
Europe	72,922	5,714,390	78	105,692	105,692	422,768	94.4%
Asia	13,907	2,634,671	189	38,665	38,665	154,660	93.5%
Pro forma adjustment for mid-quarter acquisitions/development completions					171	684

Sub-total	280,755	21,151,122	75	335,873	336,044	1,344,176	94.2%

Properties generating net operating loss
Americas	13,959	747,613	54	(3,814)			34.4%
Europe	7,760	575,471	74	(4,013)			15.4%

Sub-total	21,719	1,323,084	61	(7,827)			27.6%

Total operating portfolio	302,474	$22,474,206	$74	$328,046	$336,044	$1,344,176	89.4%

UNCONSOLIDATED OPERATING PORTFOLIO (Prologis share)
Prologis interest in unconsolidated operating portfolio
Americas	55,344	$3,698,356	$67	$54,742	$54,742	$218,968	92.9%
Europe	20,416	1,945,240	95	30,275	30,275	121,100	93.9%
Asia	1,844	371,929	202	5,024	5,024	20,096	97.1%
Pro forma adjustment for mid-quarter acquisitions/development completions					114	456
Adjustment for North American Industrial Fund II (A)					18,347	73,388

Prologis share of unconsolidated operating portfolio	77,604	$6,015,525	$78	$90,041	$108,502	$434,008	93.3%

Totals	380,078	$28,489,731	$75	$418,087	$444,546	$1,778,184	90.2%

Development

					Annualized Pro
	Square Feet	Investment Balance	TEI	TEI per Sq. Ft.	Forma NOI	Percent Occupied
CONSOLIDATED
Prestabilized
Americas	1,027	$70,075	$84,098	$82	$6,095	13.9%
Europe	111	7,166	10,518	95	839	0%
Asia	1,557	265,684	277,031	178	17,844	68.4%

						44.8%

Properties under development
Americas	1,274	50,357	115,242	90	9,360
Europe	1,940	86,534	160,309	83	13,778
Asia	2,921	196,203	490,908	168	34,301

Total consolidated	8,830	676,019	1,138,106	129	82,217

UNCONSOLIDATED (Prologis share)
Development portfolio
Americas	481	33,023	44,262	92	4,285
Europe	142	3,212	9,364	66	862
Asia	326	5,574	14,858	46	1,289

Total unconsolidated	949	41,809	68,484	72	6,436

Total development portfolio	9,779	$717,828	$1,206,590	$123	$88,653

Development Platform (see development pages)

(A)	An adjustment is made to reflect 100% of the NOI for this fund to account for our preferred interest.

Balance Sheet and Other Items

(in thousands)	As of September
30, 2011
CONSOLIDATED
Other assets
Cash and cash equivalents	$216,749
Restricted cash	77,798
Deposits, prepaid assets and other tangible assets	480,570
Other real estate investments	469,852
Accounts receivable	216,423
Notes receivable backed by real estate	354,254
Prologis receivable from unconsolidated property funds	55,371
Investments in and advances to other unconsolidated investees	342,879
Assets held for sale, net of liabilities	87,126

Total other assets	$2,301,022

Other liabilities
Accounts payable and other current liabilities	633,044
Deferred income taxes	604,302
Value added tax and other tax liabilities	79,904
Tenant security deposits	160,998
Other liabilites	356,420
Noncontrolling interests	669,136

Total liabilities and noncontrolling interests	$2,503,804

UNCONSOLIDATED

Prologis share of net assets (liabilities)	$(18,377)

Land

Investment
Balance
Original land basis	$3,049,349

Current book value of land	$1,972,277
Prologis share of book value of land in unconsolidated investees	33,790

Total	$2,006,067

Private Capital / Development Management

	Third Quarter	Annualized
Private capital
Private capital revenue	$34,578	$138,312
Private capital expenses	(17,080)	(68,320)

Profit margin	$17,498	$69,992

Development management income	$4,276

Debt and Preferred Stock

As of September
30, 2011
Consolidated debt	$12,068,520
Prologis share of unconsolidated debt	2,593,301

14,661,821
Adjustment for North American Industrial Fund II (A)	820,799

Subtotal debt	15,482,620
Preferred stock	582,200

Total debt and preferred stock	$16,064,820

(A)	An adjustment is made to reflect 100% of the debt for this fund to account for our preferred interest.

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the 2011 presentation.
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in global and regional markets. Our intent is to hold and use these properties; however, depending on market and other conditions, we may contribute or sell these properties to property funds/co-investment ventures or sell to third parties. When we contribute or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The private capital segment represents primarily the management of unconsolidated property funds and joint ventures and the properties they own.
On June 3, 2011, AMB Property Corporation (“AMB”) and ProLogis combined through a merger of equals (the “Merger”). As a result of the Merger, each outstanding ProLogis common share was converted into 0.4464 shares of AMB common stock. At the time of the Merger, AMB changed its name to Prologis, Inc. After consideration of all applicable factors pursuant to the business combination accounting rules, the Merger resulted in a reverse acquisition in which AMB was considered the “legal acquirer” and ProLogis was considered the “accounting acquirer”. As such, the historical results of ProLogis are included for the full period and AMB results are included from the date of the Merger going forward.
During the second quarter of 2011, we increased our ownership of ProLogis European Properties (“PEPR”), through open market purchases and a mandatory tender offer. On May 25, 2011, we settled on our mandatory tender offer. Pursuant to the tender offer and open-market purchases made during the tender period, we acquired an additional 96.5 million ordinary units and 2.7 million convertible preferred units of PEPR for an aggregate purchase price of approximately €615.5 million. We funded the aggregate purchases through borrowings under our existing credit facilities and a new €500 million bridge facility, which was subsequently repaid with proceeds received from our June equity offering.
After completion of the tender offer, we began consolidating PEPR and recognized a gain of €59.6 million ($85.9 million). Following the tender offer, and including open market purchases and our participation in new equity offerings through September 30, 2011, we owned approximately 93.7% of the voting ordinary units of PEPR and 94.9% of the convertible preferred units as of September 30, 2011.
We have preliminarily allocated the aggregate purchase price related to the Merger of $5.9 billion and PEPR of €1.1 billion ($1.6 billion) as set forth below. The allocations are based on our preliminary valuations, estimates and assumptions and are subject to change.

(amounts in thousands)	Merger	PEPR	Total
Investments in real estate properties	$8,133,798	$4,497,598	$12,631,396
Investments in and advances to unconsolidated investees.	1,588,222	—	1,588,222
Cash, accounts receivable and other assets	741,542	137,644	879,186
Debt	(3,646,719)	(2,240,764)	(5,887,483)
Accounts payable, accrued expenses and other liabilities	(418,090)	(633,889)	(1,051,979)
Noncontrolling interests	(542,304)	(133,651)	(675,955)

Total purchase price	$5,856,449	$1,626,938	$7,483,387

Acquisition cost represents economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and closing costs, lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.
Assets Held For Sale and Discontinued Operations. As of September 30, 2011, we had 2 land parcels and 5 operating properties that met the criteria of held for sale. The amounts included in Assets Held for Sale include real estate investment balances and the related assets and liabilities for each property.
During the nine months ended September 30, 2011, we disposed of 54 non-development properties aggregating 5.8 million square feet to third parties, including 31 properties aggregating 1.3 million square feet that were included in Assets Held for Sale at December 31, 2010. During all of 2010, we disposed of land subject to ground leases and 205 properties aggregating 25.4 million square feet to third parties, two of which were development properties.
The operations of the properties held for sale and properties that are disposed of to third parties during a period, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented. The income attributable to these properties was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Rental income	$4,415	$42,234	$19,178	$128,603
Rental expenses	(2,142)	(12,795)	(6,191)	(36,400)
Depreciation and amortization	(1,472)	(10,882)	(2,553)	(33,101)
Interest expense	(124)	—	(230)	—

Income attributable to disposed properties and assets held for sale	$677	$18,557	$10,204	$59,102

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains or losses from disposition of land parcels and development properties in the calculation of FFO, including those classified as discontinued operations.
Assets Under Management (“AUM”) represents the estimated value of the real estate we own or manage through our consolidated entities and unconsolidated investees. We calculate AUM by adding the noncontrolling interests’s share of the estimated fair value of the real estate investment to our share of total market capitalization.
Calculation of Per Share Amounts are as follows (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net earnings (loss)

Net earnings (loss)	$54,906	$(15,052)	$(143,181)	$(129,331)
Noncontrolling interest attributable to convertible limited partnership units	45	—	—	—

Adjusted net earnings (loss) — Diluted	$54,951	$(15,052)	$(143,181)	$(129,331)

Weighted average common shares outstanding — Basic (a)	458,256	212,945	340,923	212,611
Incremental weighted average effect of conversion of limited partnership units	3,362	—	—	—
Incremental weighted average effect of stock awards	790	—	—	—

Weighted average common shares outstanding — Diluted (a)	462,408	212,945	340,923	212,611

Net earnings (loss) per share — Basic	$0.12	$(0.07)	$(0.42)	$(0.61)

Net earnings (loss) per share — Diluted	$0.12	$(0.07)	$(0.42)	$(0.61)

FFO, as defined by Prologis

FFO, as defined by Prologis	$207,200	$104,050	$277,541	$179,011
Noncontrolling interest attributable to convertible limited partnership units	45	157	181	—
Interest expense on convertible debt assumed converted	4,114	4,216	—	—

FFO — Diluted, as defined by Prologis	$211,359	$108,423	$277,722	$179,011

Weighted average common shares outstanding — Basic (a)	458,256	212,945	340,923	212,611
Incremental weighted average effect of conversion of limited partnership units	3,362	339	1,668	—
Incremental weighted average effect of stock awards	790	1,462	1,070	1,498
Incremental weighted average effect of conversion of certain convertible debt	11,879	11,879	—	—

Weighted average common shares outstanding — Diluted (a)	474,287	226,625	343,661	214,109

FFO per share — Diluted, as defined by Prologis	$0.45	$0.48	$0.81	$0.84

Core FFO

Core FFO	$205,903	$69,871	$389,972	$182,542
Noncontrolling interest attributable to convertible limited partnership units	45	—	181	—
Interest expense on convertible debt assumed converted	4,114	—	12,659	—

Core FFO — Diluted	$210,062	$69,871	$402,812	$182,542

Weighted average common shares outstanding — Basic (a)	458,256	212,945	340,923	212,611
Incremental weighted average effect of conversion of limited partnership units	3,362	—	1,668	—
Incremental weighted average effect of stock awards	790	1,462	1,070	1,498
Incremental weighted average effect of conversion of certain convertible debt	11,879	—	11,879	—

Weighted average common shares outstanding — Diluted (a)	474,287	214,407	355,540	214,109

Core FFO per share — Diluted	$0.44	$0.33	$1.13	$0.85

(a)	The historical Prologis shares outstanding have been adjusted by the Merger exchange ratio of 0.4464. Amounts in 2011 include the assumed issuance of 254.8 million shares as of the Merger date.
Core EBITDA. We use Core EBITDA to measure both our operating performance and liquidity. We calculate Core EBITDA beginning with consolidated net earnings/loss and removing the affect of interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Core FFO (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity), including our share of these items from unconsolidated investees.
We consider Core EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. In 2011, we adjusted Core EBITDA to include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquired through the Merger and PEPR acquisition and to exclude Merger, Acquisition and Other Integration Expenses and costs associated with the hurricane and tsunami that occurred in first quarter 2011 in Japan. By excluding interest expense EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt and derivatives contracts generally included the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.
As a liquidity measure, we believe that Core EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Core EBITDA in conjunction with net income (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Core EBITDA an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Core EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Core EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Core EBITDA also does not reflect the cash required to make interest and principal payments on our outstanding debt.
While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Core EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Core EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Core EBITDA and a reconciliation of Core EBITDA to consolidated net earnings (loss), a GAAP measurement.
Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

Debt Metrics. See below for the detail calculations for the three months ended for the respective period (dollars in thousands):

	Three Months Ended
	Sept. 30	Sept. 30

	2011	2010
Debt as a % of gross real estate assets:

Total debt	$14,662,221	$10,836,097

Gross real estate assets	$32,118,465	$20,809,845

Debt as a % of gross real estate assets:	45.7%	52.1%

Secured debt as a % of gross real estate assets:
Secured debt	$5,923,718	$3,459,142

Gross real estate assets	$32,118,465	$20,809,845

Secured debt as a % of gross real estate assets	18.4%	16.6%

Unencumbered gross real estate assets to unsecured debt:

Unencumbered gross real estate assets	$19,391,215	$13,639,816
Unsecured debt	$8,738,503	$7,376,955

Unencumbered gross real estate assets to unsecured debt	221.9%	184.9%

Fixed Charge Coverage ratio:

Core EBITDA	$412,192	$225,368

Interest expense	$136,064	$120,233
Amortization and write-off of deferred loan costs	(3,572)	(6,110)
Amortization of debt premium (discount), net	7,079	(10,880)
Capitalized interest	14,753	11,048
Preferred stock dividends	10,409	6,369
Our share of fixed charges from unconsolidated entities	37,187	39,794

Total fixed charges	$201,920	$160,454

Fixed charge coverage ratio	2.04	1.40

	Three Months Ended
	Sept. 30	June 30	Sept. 30

	2011	2011	2010
Debt to Core EBITDA:

Total debt, including our share of unconsolidated investees	$14,662,221	$14,713,181	$10,836,097
Core EBITDA-annualized	$1,648,768	$1,531,728	$901,472

Debt to Core EBITDA ratio	8.89x	9.61x	12.02X

FFO; FFO, as defined by Prologis; Core FFO (collectively referred to as “FFO”). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land and development properties, as well as our proportionate share of the gains and losses from dispositions recognized by our unconsolidated investees, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.
We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
FFO, as defined by Prologis
To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments.
We calculate FFO, as defined by Prologis for our unconsolidated investees on the same basis as we calculate our FFO, as defined by Prologis.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
FFO, excluding significant non-cash items

When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, as defined by Prologis, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allowed us to better evaluate our operating performance during that unprecedented economic time. Beginning in 2011, we no longer use FFO, excluding significant non-cash items.
Core FFO
Core FFO includes FFO, as defined by Prologis, adjusted to remove gains (losses) on acquisitions or dispositions of investments in real estate that are included in FFO, as defined by Prologis. If we recognize impairment charges due to the expected disposition of investments in real estate, we exclude those impairment charges. We may also adjust for certain other significant items that affect comparability as noted in the reconciliation. In 2011, we have adjusted to exclude Merger, Acquisitions and Other Integration Expenses; early extinguishment of debt; and losses for the disaster expenses that occurred in March 2011 in Japan.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP.
Fixed charge coverage is defined as Core EBITDA, divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis’ ability to meet its interest payments on outstanding debt, make distributions to it preferred unit holders and pay dividends to its preferred stockholders. Prologis’ computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.
General and Administrative Expenses (“G&A”) consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Gross G&A expense	$94,741	$59,795	$243,373	$190,529
Reported as rental expense	(7,192)	(4,988)	(17,257)	(14,822)
Reported as private capital expenses	(17,080)	(9,829)	(39,228)	(30,079)
Capitalized amounts	(17,128)	(10,019)	(42,524)	(29,742)

Net G&A	$53,341	$34,959	$144,364	$115,886

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.
Interest Expense consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Gross interest expense	$154,324	$114,291	$355,986	$332,525
Amortization of discount (premium), net	(7,079)	10,880	5,829	38,412
Amortization of deferred loan costs	3,572	6,110	16,324	20,027

Interest expense before capitalization	150,817	131,281	378,139	390,964
Capitalized amounts	(14,753)	(11,048)	(38,560)	(41,832)

Net interest expense	$136,064	$120,233	$339,579	$349,132

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.
Merger, Acquisition and Other Integration Expenses. In connection with the Merger, we have incurred and expect to incur additional significant transaction, integration, and transitional costs. These costs include investment banker advisory fees; legal, tax, accounting and valuation fees; termination and severance costs (both cash and stock based compensation awards) for terminated and transitional employees; system conversion; and other integration costs. Certain of these costs were obligations of AMB and were expensed prior to the closing of the Merger by AMB. The remainder of the costs will be expensed by us as incurred, which in some cases will be through the end of 2012. At the time of the Merger, we cancelled our existing credit facilities and wrote-off the remaining unamortized deferred loan costs associated with such facilities, which is included in Merger, Acquisition and Other Integration Expenses. In addition, we have included costs associated with the acquisition of a controlling interest in PEPR and reduction in workforce charges associated with dispositions made in 2011. The following is a breakdown of the costs incurred (in thousands):

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2011	2011
Professional Fees	$909	$42,398
Termination, severance and transitional employee costs	11,107	45,444
Office closure, travel and other costs	667	23,012
Write-off of deferred loan costs	—	10,869

Total	$12,683	$121,723

Net Asset Value (“NAV”). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, private capital platform, or development platform.
Net Gains on Acquisitions and Dispositions of Investments in Real Estate includes the gains we recognized from the consolidation of PEPR and the acquisition of a controlling interest in a joint venture in Japan, both in the second quarter of 2011.
Net Operating Income (“NOI”) represents rental income less rental expenses.
Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.
Operating Segments — Direct Owned represents the direct long-term ownership of industrial properties, including land and the development of properties.
Operating Segments — Private Capital represents the management of unconsolidated property funds and joint ventures and the properties they own.
Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.
Pro forma NOI reflects the NOI for a full quarter for operating properties that were acquired, or contributed or stabilized during the quarter. Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.
A reconciliation of our rental income and rental expenses, computed under GAAP, to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation is as follows:
(in thousands)

Calculation of pro forma NOI:

Rental income	$462,539
Rental expenses	(126,994)

NOI	335,545
Net termination fees and adjustments (a)	(227)
Less: Actual NOI for development portfolio and other	(7,272)
Less: NOI on contributed properties (b)	—

Adjusted NOI for operating portfolio owned at September 30, 2011	328,046
Straight-lined rents and amortization of lease intangibles (c)	(8,303)

NOI for operating portfolio owned at September 30, 2011 - Cash	$319,743

(a)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(c)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.
Rental Income includes the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Rental income	$359,668	$145,270	$733,015	$417,383
Amortization of lease intangibles	(11,600)	(140)	(13,740)	(306)
Rental expense recoveries	94,568	40,792	198,305	123,927
Straight-lined rents	19,903	8,096	43,199	27,812

	$462,539	$194,018	$960,779	$568,816

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include all consolidated properties, and properties owned by property funds and joint ventures that are managed by us and in which we have an equity interest (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended September 30, 2011, as those operating properties in operation at January 1, 2010 that were in operation throughout the full periods in both 2011 and 2010 either by Prologis or AMB or their unconsolidated investees. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same Store Average Occupancy represents the average occupied percentage for the period.
Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).
Same Store Change in Rental Rate represents the change in effective rental rates (average rate over the lease term) on new leases signed during the period as compared with the previous effective rental rates in that same space.
Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance.
Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.
Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total Estimated Investment (“TEI”) represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.
Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.
Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).
Value Creation represents the value that was created through our development and leasing activities. We calculate value by estimating the NOI that the property will generate at Stabilization and applying estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which that exceeds our total expected investment.
Weighted Average Cap Stabilized Rate is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.